Exhibit 99.1

2012 Route 9W, Milton, NY 12547, 845-795-2020

Sono-Tek Wins Order for Medical Device Coating Systems Valued at Over $5 Million

MILTON, N.Y., September 3, 2025 – Sono-Tek Corporation (Nasdaq: SOTK), the leading developer and manufacturer of ultrasonic coating systems, today announced that it has received a multi-million dollar purchase order, valued at over $5 million, for coating systems to be used in the production of a medical device.

The order includes multiple state-of-the-art MediCoat systems designed for high-precision, scalable manufacturing. Deliveries under this order are expected to commence in calendar year 2026 and will be completed over approximately a 12-month period.

Steve Harshbarger, President and CEO of Sono-Tek, commented: “This order reflects the growing adoption of Sono-Tek’s advanced coating platforms by leading medical device manufacturers worldwide. It is also a strong validation of our strategy — focusing on complex, high-value production systems with higher average selling prices and expanding our reach across multiple high-growth markets. We are proud to support our customers as they scale up production of innovative healthcare technologies.”

This award underscores Sono-Tek’s continued strength in the medical sector, a key growth driver in the Company’s long-term strategy, and demonstrates the Company’s ability to capture significant opportunities across diverse end markets.

About Sono-Tek

Sono-Tek Corporation is the global leader in the design and manufacture of ultrasonic coating systems that are shaping industries and driving innovation worldwide.  Our ultrasonic coating systems are used to apply thin films onto parts used in diverse industries including microelectronics, alternative energy, medical devices, advanced industrial manufacturing, and research and development sectors worldwide.  Sono-Tek's inroads into the clean energy sector are showing transformative results in next-gen solar cells, fuel cells, green hydrogen generation, and carbon capture applications.

Our product line is rapidly evolving, transitioning from R&D to high-volume production machines with significantly higher average selling prices, showcasing our market leadership and adaptability. Our comprehensive suite of thin film coating solutions and application consulting services are expected to generate unparalleled results for our clients and help some of the world's most promising companies achieve technological breakthroughs and bring them to the market. We strategically deliver our products to customers through a network of direct sales personnel, carefully chosen independent distributors, and experienced sales representatives, ensuring efficient market reach across diverse sectors around the globe.

Our solutions are environmentally friendly, efficient and highly reliable, and enable dramatic reductions in overspray, savings in raw material, water and energy usage and provide improved process repeatability, transfer efficiency, high uniformity and reduced emissions.

Sono-Tek’s growth strategy is focused on leveraging its innovative technologies, proprietary know-how, unique talent and experience, and global reach to further develop thin film coating technologies that enable better outcomes for its customers’ products and processes. For further information, visit www.sono-tek.com.

Safe Harbor Statement

This news release contains forward looking statements regarding future events and the future performance of Sono-Tek Corporation that involve risks and uncertainties that could cause actual results to differ materially. These “forward-looking statements” are based on currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events could turn out to be significantly different from our expectations and could cause actual results to differ materially. These factors include, among other considerations, general economic and business conditions; political, regulatory, tax, competitive and technological developments affecting our operations or the demand for our products; inflationary and supply chain pressures; fluctuations in U.S. tariff policies; limiting or elimination of governmental clean energy incentives; the recovery of the Electronics/Microelectronics and Medical markets; maintenance of increased order backlog; timely development and market acceptance of new products and continued customer validation of our coating technologies; adequacy of financing; capacity additions, the ability to enforce patents; maintenance of operating leverage; consummation of order proposals; completion of large orders on schedule and on budget; continued sales growth in the medical and alternative energy markets; successful transition from primarily selling ultrasonic nozzles and components to a more complex business providing complete machine solutions and higher value subsystems which are sold at higher average selling prices; and realization of quarterly and first-half revenues and profitability within the forecasted range of guidance.

For more information:

Sono-Tek Corp.

Stephen J. Bagley

Chief Financial Officer

Ph: (845) 795-2020

info@sono-tek.com

Investor Relations

Kirin Smith

PCG Advisory, Inc.

ksmith@pcgadvisory.com

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